Exhibit 8.2

[Letterhead of Fenwick & West LLP]

        June 14, 2002

Board of Directors
 HNC Software Inc.
5935 Cornerstone Court West
San Diego, California 92121

    Re:
    Exhibit Tax Opinion to the S-4 Registration Statement Filed in Connection With the Merger Transaction Involving Fair, Isaac and Company, Incorporated, Northstar Acquisition Inc., and HNC Software Inc.

Gentlemen:

        We have been asked to render this opinion concerning the description of the material U.S. federal income tax considerations in connection with the proposed merger (the "Merger") involving Fair, Isaac and Company, Incorporated, a Delaware corporation ("FICO"), Northstar Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of FICO ("Sub"), and HNC Software Inc., a Delaware corporation ("HNC"). The Merger is further described in the Form S-4 Registration Statement filed with the Securities and Exchange Commission, and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 Registration Statement"). This opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

        Pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Merger by and among FICO, HNC, and Sub, dated as of April 28, 2002, and exhibits thereto (collectively, the "Agreement"), the Merger will be structured as a statutory merger of Sub with and into HNC, with HNC surviving the merger as a wholly-owned subsidiary of FICO.

        Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

        We have acted as legal counsel to HNC in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

        1.    The S-4 Registration Statement;

        2.    The Agreement;

        3.    Officers' tax certificates relating to the Merger signed by and received from authorized officers of the corporate parties to the Merger.

        In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:

        (1)  Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there have occurred (or will occur by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

        (2)  Any statements, covenants, representations or warranties in any of the documents referred to above made "to the best of knowledge," "to the knowledge of" or otherwise similarly qualified are correct without such qualification. As to all matters in which a person or entity making a representation has represented that such person or entity is not a party to, does not have or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;

        (3)  All statements, covenants, representations and warranties contained in any of the documents referred to herein or otherwise made to us, whether or not qualified, are true and will remain true through the Effective Date and thereafter where relevant, and no actions have been (or will be taken) which are inconsistent with such representations;

        (4)  The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware;

        (5)  The Merger will be consummated in accordance with the Agreement and as described in the S-4 Registration Statement (including the satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); FICO and HNC will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder; and the Agreement and all other documents and instruments referred to therein or in the S-4 Registration Statement are valid and binding in accordance with their terms;

        (6)  At all relevant times prior to and including the Effective Date, (i) no outstanding indebtedness of HNC or FICO has represented or will represent equity for tax purposes; (ii) no outstanding equity of HNC or FICO has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents a right to acquire HNC capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code;

        (7)  The Merger will be reported by FICO, Sub and HNC on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

        (8)  An opinion of counsel, substantially identical in substance to this opinion, has been delivered to FICO by Pillsbury Winthrop, LLP, and will not be withdrawn prior to the Effective Date.

        Based upon our examination of the foregoing items and subject to the assumptions, exceptions, limitations, and qualifications set forth herein and in the S-4 Registrations Statement, we are of the opinion that the discussion set forth in the S-4 Registration Statement under the caption "Material Federal Income Tax Consequences of the Merger" constitutes, in all material respects, a fair and accurate summary of the material federal income tax consequences of the Merger generally applicable to an HNC stockholder.

        Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws after the Effective Date.

        This opinion is being delivered solely to the board of directors of HNC as constituted on the date hereof for the sole purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever it appears. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder, or that we are experts with respect to any portion of the S-4 Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ FENWICK & WEST LLP FENWICK & WEST LLP A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS